                [LETTERHEAD OF O'SULLIVAN GRAEV & KARABELL, LLP]


                                                          November 21, 1997


BMJ Medical Management, Inc.
4800 North Federal Highway
Suite 1040
Boca Raton, Florida  33431

                          BMJ Medical Management, Inc.
               5,750,000 Shares of Common Stock, $.001 Par Value
               -------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for BMJ Medical Management, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-1 (File No. 333-35759), as amended (as so amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to 5,750,000 shares of its Common Stock, $.001 par value (the "Common Stock") (including 750,000 shares reserved for issuance pursuant to the Underwriters' over-allotment option) (such shares of Common Stock are referred to as the "Shares"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Registration Statement.

         In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion as follows:

         1. The Company is a validly existing corporation under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Underwriting

             Agreement to be entered into among the Company, Hambrecht & Quist LLC, Raymond James & Associates, Inc. and Volpe Brown Whelan & Company, LLC, as representatives of the several Underwriters, will be validly issued, fully paid and nonassessable.

          We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

         We hereby consent to such use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

                                        Very truly yours,

                                        /s/ O'Sullivan Graev & Karabell, LLP